Exhibit 10.1
AMENDMENT
TO
EMPLOYMENT AGREEMENT
     This amendment (this “Amendment”) is effective as of the 24th day of November, 2010, and is made by and among Yadkin Valley Financial Corporation, a North Carolina corporation (the “Company”), Yadkin Valley Bank & Trust Company, a North Carolina banking corporation (the “Bank”), and Jan H. Hollar, an individual resident of North Carolina (the “Officer”).
     WHEREAS, the Officer, the Company and the Bank entered into an employment agreement (the “Agreement”), dated June 22, 2010, whereby the Officer agreed to serve as an Chief Financial Officer of the Company and of the Bank; and
     WHEREAS, the parties now desire to extend the term of the Agreement from 12 to 36 months.
     NOW, THEREFORE, the Company, the Bank and the Officer do hereby agree as follows:
1.	Paragraph 5 of the Agreement is hereby deleted in its entirety and replaced with the following:

5. Term. The initial term of employment under this Agreement shall be for the period commencing upon the effective date of this Agreement and ending three calendar years from the effective date of this Agreement. On each anniversary of the effective date of this Agreement, the term hereof shall automatically be extended for an additional one year period beyond the then effective expiration date unless written notice from the Employer or the Officer is received 90 days prior to such anniversary advising the other that this Agreement shall not be further extended; provided that the Directors shall review the Officer’s performance annually and make a specific determination based on such reviews whether to renew this Agreement prior to the 90 days’ notice.

2.	All other terms and conditions of the Agreement, except as modified herein, shall remain in full force and effect and shall be binding on the parties hereto, their heirs, successors and assigns.
(Signatures appear on the following page.)

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first above written.

ATTEST:		YADKIN VALLEY FINANCIAL CORPORATION

By:	/s/ Patricia H. Wooten	By:	/s/ William A. Long

Name:	Patricia H. Wooten	Name:	William A. Long
		Title:	President and Chief Executive Officer

YADKIN VALLEY BANK & TRUST COMPANY

By:	/s/ Patricia H. Wooten	By:	/s/ William A. Long

Name:	Patricia H. Wooten	Name:	William A. Long
		Title:	Chief Executive Officer

OFFICER

/s/ Jan H. Hollar

Jan H. Hollar